Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Global Payments Inc. on Form 10-K for the year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Cameron M. Bready and Joshua J. Whipple certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Global Payments Inc.

/s/ Cameron M. Bready	/s/ Joshua J. Whipple
Cameron M. Bready Chief Executive Officer (Principal Executive Officer) Global Payments Inc.	Joshua J. Whipple Chief Financial Officer (Principal Financial Officer) Global Payments Inc.
February 14, 2025	February 14, 2025

A signed original of this written statement required by Section 906 has been provided to Global Payments Inc. and will be retained by Global Payments Inc. and furnished to the Securities and Exchange Commission upon request.